EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS'


         We consent to the incorporation by reference in Registration Statements Nos. 333-26047, 333-17025 and 333-17027 of Eagle Pacific Industries, Inc. on Form S-8 and Registration Statement No. 333-08953 of Eagle Pacific Industries, Inc. on Form S-3 of our report dated February 24, 1998, appearing in this Annual Report on Form 10-K of Eagle Pacific Industries, Inc. for the year ended December 31, 1997.



   /s/  Deloitte & Touche LLP
---------------------------------
        Deloitte & Touche LLP



Minneapolis, Minnesota
March 23, 1998